Exhibit 3.270

BYLAWS

OF

SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF COLORADO, P.C.

ARTICLE I

Shareholders

1.1 Admission of Shareholders. The Corporation shall have one class of Common Stock. Each share shall be entitled to one vote. The shareholders shall meet such qualifications as may be established by the Board of Directors from time to time, provided that shares shall only be issued to persons licensed by the Colorado State Board of Medical Examiners to practice medicine without restrictions in the State of Colorado and otherwise meeting the qualifications of shareholders as set forth in the Articles and approved to be a shareholder in accordance with the terms of these Bylaws.

1.2 Place of Meetings. Shareholders’ meetings shall be held at the principal office of the Corporation or at such other place, either within or without the State of Colorado, as the Board of Directors may designate or as may be specified in the call of the meeting. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or outside Colorado, as the place for such meeting.

1.3 Annual Meeting. The annual meeting of the shareholders shall be held on such date and at such time and place as the Board of Directors may designate. At said annual meeting, the shareholders shall elect the directors as prescribed herein. The shareholders shall transact such other business as shall properly come before the meeting.

1.4 Special Meetings. The Corporation shall hold a special shareholders’ meeting if called by the Board of Directors or in the event the Corporation receives one or more written demands for the meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing’ not less than one-tenth of all of the votes entitled to be cast on any issue at the meeting. The special meeting shall be held at the principal office of the Corporation or at such other place as the Board of Directors or the president may determine.

1.5 Notice of Meetings. Written notice stating the place, date and hour of the meeting shall be given not less than 5 nor more than 60 days prior to the date of the meeting, (except that, if the Articles are to be amended to increase the number of authorized shares, at least 30 days notice shall be given) and, in case of a special meeting, or where a purpose of the meeting is to consider an amendment to the Articles, a restatement of the Articles, a plan of merger or share exchange, disposition of substantially all, of the property of the Corporation, consent by the Corporation to the disposition of property by another entity or dissolution of the Corporation, such notice shall include a description of the purpose for which the meeting is called. Notice shall be given personally or by mail, private carrier, electronically transmitted facsimile or other form of communication by or at the direction of the president, the secretary/treasurer, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given and effective when deposited in the United States mail, properly addressed to the shareholder at his address as it appears in the

Corporation’s current record of shareholders, with first class postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date actually received by the shareholder.

1.6 Waiver of Notice. A shareholder may waive any notice required to be given by these Bylaws, the Articles or the Colorado Business Corporation Act, whether before or after the date or time of the meeting stated in the notice. A waiver shall be in writing, signed by the shareholder entitled to the notice, and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Attendance by a shareholder at any regular or special meeting shall be deemed the equivalent of a waiver in writing by such shareholder of notice of such meeting, unless the shareholder objects at the beginning of the meeting to holding the meeting because of the lack of notice or defective notice, or consideration of a matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented at the meeting.

1.7 Determination of Shareholders. For the purpose of determining shareholders (1) entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, (2) entitled to demand a special shareholders’ meeting, (3) entitled to take any other action, (4) entitled to receive payment of a share dividend or a distribution or (5) for any other proper purpose, the Board of Directors may fix a future date as the record date for such determination of shareholders. The record date may be fixed not more than 70 days and, in the case of a meeting of shareholders, not less than 10 days prior to the date of the proposed action. Unless otherwise specified when the record date is fixed, the time of day for determination of shareholders shall be as of the Corporation’s close of business on the record day. A determination of shareholders entitled to be given notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which the board shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is otherwise fixed, the record date for determining shareholders entitled to be given notice of and to vote at an annual or special shareholders’ meeting is the day before the first notice is given to shareholders. The record date for determining shareholders entitled to take action without a meeting is the date a writing upon which the action is taken is first received by the Corporation. The record date for determining shareholders entitled to a distribution shall be the date the Board of Directors authorizes the distribution.

1.8 Voting List. After a record date is fixed for a shareholders’ meeting, the Secretary/Treasurer shall prepare a list of the names of all its shareholders who are entitled to be given notice of the meeting. The list shall be alphabetical and shall show the address of and the number of shares that are held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning the earlier of 10 days before the meeting for which the list was prepared or two business days after notice of the meeting is given and continuing through the meeting, and any adjournment thereof, at the Corporation’s principal office or at a place identified in the notice of the meeting in the city where the meeting will be held. A shareholder or an agent or attorney of the shareholder is entitled on written demand to inspect and, subject to the restrictions in the Colorado Business Corporation Act, copy the list during regular business hours and during the inspection period. The secretary/treasurer shall make the shareholders’ list available at the meeting, and any shareholder or agent or attorney of a shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

1.9 Proxies. Voting by proxy by the shareholders shall be permitted. An appointment of a proxy is not effective against the Corporation until the appointment is received by the Corporation. An appointment is valid for 11 months, unless a different period is expressly provided in the appointment form. The Corporation may accept or reject any appointment of a proxy, revocation of appointment of a proxy, vote, consent, waiver, or other writing purportedly signed by or for a shareholder if such acceptance or rejection is in accordance with the provisions of Sections 7-107-203 and 7-107-205 of the Colorado Business Corporation Act.

1.10 Quorum. A quorum of shareholders at any meeting of shareholders shall consist of a majority of the votes entitled to be cast on the matter by the shareholders represented in person or by proxy. If a quorum does not exist, the president or any shareholder or proxy that is present at the meeting may adjourn the meeting without further notice to a different date, time, or place for a period not to exceed 120 days for any one adjournment, provided the new time, date, or place is announced at the meeting before adjournment. If a new record date must be set pursuant to Section 1.7 hereof, notice of the new meeting must be given pursuant to Section 1.5 hereof. At any reconvened meeting at which a quorum exists, any matter may be acted upon that could have been acted upon at the meeting originally called. Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting.

1.11 Vote. If a quorum is present at a duly held meeting, the affirmative vote of a majority of all of the shares entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater proportion is required by law, the Articles, or these Bylaws.

1.12 Voting Trusts or Agreements. Shareholders may not enter into voting trust agreements. A voting agreement between shareholders is valid only if voting power remains with each participating shareholder of the Corporation.

1.13 Meetings by Electronic Communication. Any and all of the shareholders may participate in an annual or special shareholders’ meeting by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting may hear each other during the meeting. A shareholder participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE II

Directors

2.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

2.2 Number of Directors. The Corporation shall have at least one (1) director. The number of directors may be increased or decreased from time to time by the Shareholders or the Board of Directors, provided that the Corporation must have at least one (1) director at all times.

2.3 Election. The Board of Directors shall be elected by the Shareholders at the annual meeting of shareholders or at a special meeting called for that purpose.

2.4 Term. Each director shall be elected to serve until the next succeeding annual meeting and until his successor shall be elected and shall qualify.

2.5 Qualifications. In addition to the qualifications set forth in the Articles, the Board of Directors may from time to time establish by resolution certain qualifications for the directors.

2.6 Removal. Any director may be removed by the shareholders with or without cause, at a meeting called for that purpose. The notice of the meeting shall state that a purpose of the meeting is removal of the director. A director may be removed only if a majority vote of the shares entitled to vote are cast in favor of removal.

2.7 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors or by the shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

2.8 Meetings. The Board of Directors may hold regular or special meetings in or out of Colorado. An annual regular meeting shall be held without notice immediately following the annual shareholders’ meeting, and at the same place, or at such other date, time and place as the Board of Directors may designate. The Board of Directors may, by resolution, establish other dates, times and places for additional regular meetings which may thereafter be held without further notice. Special meetings may be called by the president or by one director and shall be held at the principal office of the Corporation unless another place is consented to by every director.

2.9 Quorum. A majority of the directors in office shall constitute a quorum at any directors’ meeting, whether regular or special.

2.10 Vote. If a quorum is present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors, unless the vote of a greater proportion or number is required by law, the Articles, or these Bylaws.

2.11 Adjournment. Any directors’ meeting, whether regular or special, may be adjourned from time to time by those directors in attendance, although less a quorum, and no notice need be given of any adjourned meeting.

2.12 Notice of Special Meetings. Notice of the date, time and place of any special meeting shall be given to each director at least two days prior to the meeting orally or by written notice either personally delivered or mailed to each director, or by notice transmitted by private carrier, electronically transmitted facsimile or other form of communication provided if mailed, notice shall be given at least three days prior to the meeting.

2.13 Meetings by Electronic Communication. Any meeting of the Board of Directors or any committee designated by the board may be held by any means of communication by which all persons participating in the meeting can simultaneously hear each other. Such participation shall constitute presence in person at the meeting.

2.14 Waiver of Notice. A director may waive any notice of a meeting before, at or after the time and date of the meeting stated in the notice by a writing and signed by the director. Such waiver shall be delivered to the secretary/treasurer for filing with the corporate records, but such delivery and filing shall not be conditions of the effectiveness of the waiver. Further, a director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless, at the beginning of the meeting or promptly upon his or her later arrival, the director objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice and does not thereafter vote for or assent to action taken at the meeting.

2.15 Presumption of Assent. A director who is present at a meeting of the Board of Directors when corporate action is taken shall be deemed to have assented to all action taken at the meeting unless:

(a) The director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

(b) The director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting; or

(c) The director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer of the meeting (or, if the director is the presiding officer, by another director) before adjournment of the meeting or by the Corporation promptly after adjournment of the meeting.

A director may dissent to a specific action at a meeting, while assenting to others. The right of dissent or abstention pursuant to this section as to a specific action is not available to a director who votes in favor of the action taken.

2.16 Resignation. Any or all of the directors may resign at any time by giving written notice to any other director, the president, or the secretary/treasurer of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

2.17 Compensation. The compensation of the directors, if any, shall be fixed from time to time by the Board of Directors.

2.18 Specific Powers. Without prejudice to the general powers granted to the Board of Directors in these Bylaws, the Board of Directors shall have the exclusive power to take the following actions, which powers shall not be delegated to any committee or any third parties:

(a) to elect, appoint and remove Officers consistent with the terms of these Bylaws;

(b) to establish qualifications for Shareholders and to authorize the issuance of shares to persons so qualified, provided that:

(i) shares shall only be issued to persons licensed by the Colorado State Board of Medical Examiners to practice medicine without restrictions in the State of Colorado and otherwise meeting the qualifications of shareholders as set forth in the Articles and these Bylaws, and approved to be a shareholder in accordance with the terms of these Bylaws; and

(ii) that all shareholders shall be required and shall agree to become a party to any contractual document imposing requirements and restrictions on the transfer of shares of the Corporation’s stock as may be approved by the Board of Directors;

(c) to adopt policies and procedures pertaining to the practice of medicine by physicians employed by or associated with the Corporation, the administration of agreements and the general administration, management and operation of the Corporation;

(d) to terminate or suspend the employment of any physician employed by the Corporation; and

(e) to establish physician credentialing policies and procedures, and make credentialing decisions, including the power to make a physician’s status as a shareholder and/or employee contingent upon such credentialing policies and procedures.

Provided, however that only those directors who are licensed to practice medicine in Colorado and who are actively engaged in the Corporation’s medical practice, except for times of illness, accident, time spent in the armed services, vacations and leaves of absence not exceeding one year, may participate in any decisions related to professional matters and matters related to the practice of medicine.

2.19 Delegation of Powers. Without limiting the provisions of Section 218 above, the Board of Directors may delegate to the officers of the Corporation the right to hire, terminate or suspend any non-physician employee of the Corporation, if any, and to adopt policies and procedures pertaining to the practice of medicine by persons employed by, or associated with the Corporation, and the general administration, management and operation of the Corporation; provided, however that any professional matters and matters related to the practice of medicine may be delegated only to officers who are licensed to practice medicine in Colorado and are actively engaged in the Corporation’s medical practice except for times of illness, accident, time spent in the armed forces, vacations and leaves of absence not exceeding one year.

ARTICLE III

Written Consent in Lieu of Meeting

Any action required by Colorado Statutes, the Articles or these Bylaws to be taken at a meeting of the shareholders or directors of the Corporation, respectively, or any action which may be taken at a meeting of the shareholders or directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders or directors entitled to vote with respect to the subject matter thereof, Action taken pursuant to this section shall be effective when the Corporation has received writings that describe and consent to the action, signed by all of the shareholders or directors entitled to vote thereon. Such action shall be effective as of the date the last writing necessary to effect the action is received by the Corporation, unless all of the writings necessary to effect the action specify another date, which may be before or after the writings are received by the Corporation. Such action has the same effect as action taken at a meeting of directors or shareholders and may be described as such in any document. Any shareholder or director who has signed a writing describing and consenting to action taken pursuant to this Article may revoke such consent by a writing signed and dated by the shareholder or director, as the case may be, describing the action and stating that the shareholder’s prior consent thereto is revoked, provided that such writing is received by the Corporation prior to the effective date of the action.

ARTICLE IV

Officers

4.1 Officers. The officers of the Corporation shall consist of a President, a Secretary/Treasurer, and such other officers, assistant officers and agents as may from time to time be elected or appointed by the Board of Directors. One person may hold two or more offices. The officers of the Corporation shall be natural persons at least 18 years old.

4.2 Election. The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the directors. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until his or her death, resignation or removal.

4.3 Removal. Any officer or agent may be removed at any time, with or without cause, by the Board of Directors whenever in its judgment the removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

4.4 Resignation. An officer may resign at any time by giving written notice to any director or other officer of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the board or such officer and the acceptance of the resignation shall not be necessary to make it effective.

4.5 Vacancies. In the case of death, disability, resignation or removal of one or more of the officers creating a vacancy, the Board of Directors shall fill the vacancy for the officer’s unexpired term.

4.6 President. The President shall be a shareholder and a director of the Corporation. The President shall be the Corporation’s chief executive officer, shall preside at all meetings of the Board of Directors and shareholders, shall have general control of the affairs of the Corporation, subject to the control of the Board of Directors. Unless otherwise directed or authorized by the Board of Directors, the President shall execute all contracts and other instruments for the Corporation, and, with the Secretary/Treasurer, shall sign and seal any certificates for shares of the Corporation; provided, however, that the Corporation may authorize such other officers of the Corporation to execute contracts in the name of and on the Corporation’s behalf. The President shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

4.7 Vice Presidents. The Vice President, if any, shall be a shareholder and shall perform the duties of the President in the President’s absence, death or disability, and shall perform such other duties and exercise such other powers as may be assigned to him or her from time to time by the President or by the Board of Directors. A Vice President shall exercise the powers and perform the functions that are from time to time assigned to him by the President or the Board of Directors, but shall not exercise any authority over the independent medical judgment of any individuals licensed by the State Board of Medical Examiners to practice medicine in the State of Colorado.

4.8 Secretary/Treasurer. The Secretary/Treasurer shall be responsible for the preparation and maintenance of minutes of the meetings of the Board of Directors and of the shareholders and of the other records and information required to be kept by the Corporation under Section 7-116-101 of the Colorado Business Corporation Act and for authenticating records of the Corporation. The Secretary/Treasurer shall also give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, keep the minutes of such meetings, have charge of the corporate seal, if any, and have authority to affix the corporate seal to any instrument requiring it (and, when so affixed, it may be attested by the secretary/treasurer’s signature), be responsible for the maintenance of all other corporate records and files, and for the preparation and filing of reports to governmental agencies (other than tax returns), and have such other authority and duties as are appropriate and customary for the office of Secretary/Treasurer, except as the same may be expanded or limited by the Board of Directors from time to time. The Secretary/Treasurer shall be the principal financial officer of the Corporation, and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Corporation, and shall deposit the same in accordance with the instructions of the Board of Directors. The Secretary/Treasurer shall keep accounts of all monies of the Corporation received or disbursed, and shall deposit all monies and valuables in the name of, and to the credit of, the Corporation, in such banks or depositories as the Board of Directors shall designate. He or she shall perform all duties incident to the office of Secretary/Treasurer, and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors, but shall not exercise any authority over the independent medical judgment of any individuals licensed by the State Board of Medical Examiners to practice medicine in the State of Colorado.

ARTICLE V

Committees

5.1 Committees. By resolution adopted by a majority of the directors in office when the action is taken, the directors may designate one or more directors to constitute a committee, any of which shall have such authority in the management of the Corporation as the Board of Directors shall designate. The directors may delegate to any committee only those powers and duties which may be legally delegated pursuant to Colorado law and these Bylaws.

5.2 Meetings and Voting. Sections 2.8 through 2.15 hereof shall apply to committees and members of committees to the same extent as those sections apply to the Board of Directors.

5.3 Minutes. Committees shall keep regular minutes of their proceedings and shall report the same to the board at the next meeting of the board whether an annual, regular or special meeting.

ARTICLE VI

Shares

6.1 Certificates for Shares. Unless otherwise authorized by the Board of Directors, certificates representing shares of the Corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the President and by the Secretary/Treasurer or by such other officers authorized by law or by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the shareholders, the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in cases of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the directors may prescribe. Each certificate representing shares shall state the name of the Corporation, the fact that the Corporation is organized under the laws of the State of Colorado, the name of the person to whom issued, and the number of the shares that the certificate represents. The certificate shall also contain on the front or back any restrictions imposed by the Corporation regarding the transfer of the shares represented by the certificate or state conspicuously on the front or back that the Corporation will furnish such information to the shareholder without charge upon receipt of a written request of such information from the shareholder.

6.2 Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

6.3 Holder of Record. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but not limited to, a purchaser, assignee or transferee of shares or rights deriving from shares, unless and until the purchaser, assignee, transferee or other person becomes the registered holder of the shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee or transferee of any of the shares. The purchaser, assignee or transferee shall not be entitled to receive notice of the meetings of the shareholders, vote at such meetings, examine a list of the shareholders, or be paid dividends or other sums payable to property or rights deriving from such shares against the Corporation, until the purchaser, assignee or transferee has become the registered holder of the shares.

6.4 Restrictions on Transfer.

(a) General Prohibition. Shareholders may not transfer, sell, convey, transfer, assign, encumber, pledge or in any way alienate any of his shares, or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (collectively, any “Transfer”), except in accordance with a Purchase Option Agreement entered into by the Company, the Shareholder and Sheridan Healthcare, Inc. In addition to all other restrictions established by the Corporation’s Articles, these Bylaws, or any other agreement, no Transfer of shares shall be made unless the transferee is the Corporation or a person licensed by the State Board of Medical Examiners to practice medicine in the State of Colorado and who will actively practice medicine in the offices of the Corporation in accordance with the requirements set forth in the Articles. Any purported Transfer in violation of these Bylaws shall be void and ineffectual and shall not operate to transfer any interest or title in the purported transferee.

(b) Additional Restrictions. Shares of stock may be issued subject to such other reasonable restrictions on the transfer thereof as may be imposed by the Articles, Bylaws, resolution of the directors in effect at the time of issuance, and the requirements of Colorado law dealing with professional service Corporations for the practice of medicine, C.R.S. § 12-36-134 as amended from time to time, or as imposed by contract pursuant to agreements between and/or among some or all of the shareholders and the Corporation. Restrictions upon transfers so imposed shall be evidenced by an appropriate notation upon the face of the certificate or certificates representing such restricted shares, in compliance with law, or, in the case of shares which are issued by the Corporation without certificates by an appropriate notation in the stock transfer records of the Corporation, and a complete and true copy of all restrictions so imposed shall be available for inspection by parties entitled thereto at the principal office of the Corporation during reasonable business hours. Nothing herein shall be deemed to invalidate any agreement between shareholders restricting transfer of their shares, which agreement is otherwise in accordance with law.

6.5 Shares Without Certificates. The Board of Directors may authorize the issuance of shares without certificates. Within a reasonable time following the issue or transfer of shares without certificates, the Corporation shall send the shareholder a complete written statement that the Corporation is organized under the laws of the State of Colorado, the name of the Corporation, the name of the shareholder to whom the shares have been issued, the number of shares which have been issued to the shareholder, any restrictions imposed by the Corporation regarding the transfer of the shares represented by the certificate, and such other information as may be required by the Colorado Business Corporation Act.

6.6 Voting Entitlement of Shares. Each outstanding share is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a shareholders’ meeting.

ARTICLE VII

Conflicts of Interest

7.1 Definition. As used in this section, “conflicting interest transaction” means any of the following: (a) a loan or other assistance by the Corporation to a director of the Corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest; (b) a guaranty by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest; or (c) a contract or transaction between the Corporation and a director of the Corporation or between the Corporation and an entity in which a director of the Corporation is a director or officer or has a financial interest.

7.2 General. No conflicting interest transaction shall be void or voidable or be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the Corporation, solely because the conflicting interest transaction involves a director of the Corporation or an entity in which a director of the Corporation is a director or officer or has a financial interest, or solely because the director or officer is present at or participates in the meeting of the Corporation’s Board of Directors or of the committee of the Board of Directors which authorizes, approves, or ratifies the contract or transaction, or solely because the director’s vote is counted for such purpose if:

(a) The material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes, approves, or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors or members of such committee, even though the disinterested directors or members of such committee are less than a quorum; or

(b) The material facts as to the director’s relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved, or ratified in good faith by vote of the shareholders; or

(c) The conflicting interest transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

7.3 Determination of Directors. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves, or ratifies the conflicting interest transaction.

7.4 Loan or Guaranty. The Board of Directors or committee thereof shall not authorize a loan, by the Corporation to a director of the Corporation or to an entity in which a director of the Corporation is a director or officer or has a financial interest, or a guaranty, by the Corporation of an obligation of a director of the Corporation or of an obligation of an entity in which a director of the Corporation is a director or officer or has a financial interest, until at least ten (10) days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall be determined by the Board of Directors of the Corporation.

ARTICLE IX

Dividends

The directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE X

Seal

The directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of Incorporation, and the word, “Seal.”

ARTICLE XI

Amendments

Any of these Bylaws may, in whole or in part, be altered, amended, repealed or added to by a vote of a majority of the directors, at any regular meeting or at any special meeting called for that purpose unless the shareholders in making, amending or repealing a particular Bylaw, expressly provide that the directors may not amend or repeal such Bylaw. The shareholders shall also have the power to make, amend or repeal the Bylaws of the Corporation at any annual meeting or at any special meeting called for that purpose.

I HEREBY CERTIFY that the foregoing Bylaws of SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF COLORADO, P,C. are the Bylaws duly adopted by the sole Incorporator of the Corporation pursuant to a Statement of Organization by the Sole Incorporator dated as of January 10, 2007.

/s/ M. Richard Auerbach
M. Richard Auerbach, Secretary